SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  September 17, 1997



                                Freeport-McMoRan Inc.


          Delaware                   1-8124                 13-3051048

       (State or other               (Commission         (IRS Employer
        jurisdiction of              File Number)         Identification
        incorporation or                                  Number)
        organization)

                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

   Registrant's telephone number, including area code:  (504) 582-4000







     Item 5.   Other Events.
               ------------------

     FREEPORT-McMoRan INC. AND FREEPORT-McMoRan RESOURCE PARTNERS
     ANNOUNCE NON-CASH CHARGES RELATED TO SULPHUR ASSETS

          NEW ORLEANS, LA., September 17, 1997 - Freeport-McMoRan Inc. (NYSE:FTX) and Freeport-McMoRan Resource Partners, Limited Partnership (NYSE:FRP) announced today that their upcoming third-quarter 1997 operating results will include a non-cash charge for the reduction in book value of their sulphur assets based on a current assessment of the estimated future cash flows from the sulphur reserves compared with the carrying value of the related assets. The non-cash charge, which reflects the difference between book value and estimated fair value of the sulphur assets based on the present value of estimated future cash flows, relates to fixed assets at the Main Pass Block 299 sulphur mine located offshore in the Gulf of Mexico, the Culberson sulphur mine located in west Texas and other related assets. For FRP, the charge will be approximately $384 million or $3.71 per unit, however, it will not affect distributable cash. For FTX, the charge will be approximately $425 million to operating earnings, approximately $149 million to net income (after minority interest and income tax effects) or approximately $5.94 per share, assuming all shares of the FTX $4.375 Convertible Exchangeable Preferred Stock are converted into FTX common shares, resulting in approximately 25.1 million average common shares outstanding for the third quarter, as a result of the recently announced redemption offer.

          As previously announced, immediately prior to the proposed merger (the Merger) of IMC Global Inc. (NYSE:IGL) and FTX, the sulphur business of FRP and the related oil and gas production assets at Main Pass Block 299, along with the 25 percent interest in Main Pass Block 299 owned by IGL will be contributed to a subsidiary of FRP (Newco). Newco shares will be distributed to FRP unitholders (including FTX), and FTX shareholders will receive Newco shares as part of the consideration in the Merger.

          FRP is engaged in the production and sale of phosphate fertilizers and animal feed ingredients as well as the mining and sale of phosphate rock through IMC-Agrico Company, the mining, purchasing, transporting, terminalling and marketing of sulphur, and the exploration, development and production of oil and gas reserves.





                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Freeport-McMoRan Inc.


                                        By:  /s/ C. Donald Whitmire, Jr.
                                             ------------------------------
                                             C. Donald Whitmire, Jr.
                                           Controller - Financial Reporting
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  September 18, 1997